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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: October 18, 2000

                                 QUEST NET CORP.
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)

                           1250 EAST HALLANDALE BLVD.
                                    SUITE 502
                              HALLANDALE, FL 33009
                    (Address of principal executive offices)

                                 (954)-457-0900
                          Registrant's telephone number

                            PARPUTT ENTERPRISES, INC.
                             12835 E. ARAPAHOE ROAD
                               TOWER I, PENTHOUSE
                            ENGLEWOOD, COLORADO 80112
                        --------------------------------
                        (Former name and former address)

         FLORIDA                    000-24447                  84-1331134
(State of Incorporation)   (Commission File Number)   (IRS Employer I.D. Number)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a) On October 16, 2000, Quest Net Corp. issued to James LLC 25,900,000 shares of its common stock. The shares were issued as partial settlement of a lawsuit that was filed against Quest on May 5, 2000 in the United States District Court, Southern District of New York, by James LLC (Case No. 00 Civ. 3467). The lawsuit stemmed from the sale of common stock to James LLC for $5,000,000. The lawsuit alleged that the Company breached its contract of sale to James LLC by, among other things, failing to register the common stock, and failing to pay liquidated damages for the non-effectiveness of the registration statement. James LLC demanded damages in excess of $5,000,000.

         The terms of the settlement were submitted to the Court for a fairness hearing pursuant to 15 U.S.C. Section 77(a)(10) and the Court approved the Settlement. Pursuant to the terms of the Settlement, Quest issued 25,900,000 shares of its Common Stock to James LLC and a Promissory Note in the principal sum of $3,500,000, maturing December 31, 20001, and bearing interest at the rate of eight percent per annum. The Shares were issued under Section 3(a)(10) of the Securities Act of 1933. On October 5, 2000, the date the Settlement Agreement was executed, the Closing Price of Quest Common Stock was $.08.

         Prior to the issuance of the James LLC Shares, Quest had an aggregate of 24,004,309 shares of common stock issued and outstanding. Subsequent to the issuance of the James LLC shares, Quest now has 49,904,309 shares issued and outstanding. James LLC now owns 26,810,000 shares (53.7%) of Quest's issued and outstanding common stock.

         James LLC. is Cayman Island corporation whose address is c/o Citco Trustees (Cayman) LTD., Corporate Centre, West, Bay Road, PO Box 31106 SMB, Grand Cayman, Cayman Islands, BWI. Navigator Management Ltd., is the sole director of and has voting control over James LLC. David Sims is the director of and has voting control over Navigator Management Ltd.

         No officer, director, or affiliate of James LLC. or Navigator Management Ltd. is or has been an officer, director, or employee of Quest during the past three years, or had any other relationship with Quest during such period, other than as an investor.

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         The following table sets forth the beneficial ownership of Quest common stock as of October 18, 2000 as to (a) each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock; (b) each current director and executive officer; and (c) all of our executive officers and directors as a group.

NAME AND ADDRESS                             NUMBER OF SHARES                     % OF OUTSTANDING
OF BENEFICIAL OWNER                         OWNED BENEFICIALLY                  SHARES OF COMMON STOCK
-------------------                         ------------------                  ----------------------
James LLC.                                     26,810,000                                53.7%
C/o Citco Trustees (Cayman) LTD.
Corporate Centre, West
Bay Road, PO Box 31106 SMB
Grand Cayman, Cayman Islands, BWI.

David Block, Director                               5,430                                  *
2999 NE 191st Street, PH-8                         10,750
Aventura, Florida 33180

Charles Wainer, Officer & Director                410,000                                  *
2999 NE 191st Street, PH-8
Aventura, Florida 33180

All officers and directors                        415,860                                  *
as a group (2) persons


*Represents less than 1% of the outstanding shares of common stock.

         o Except as indicated below, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

         o Percentage of ownership is based on 49,904,309 shares of common stock outstanding as of October 18, 2000, plus each person's options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days of October 18, 2000 are deemed outstanding for computing the percentage of that person and the group. Mr. Wainer's holdings include options to purchase 50,000 shares of common stock at $2.68 per share.

EXHIBITS

10.1     Consent Order and Settlement Agreement and Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

                                                QUEST NET CORP.

                                                By /s/ Charles Wainer, President
                                                   -----------------------------

Date: October 18, 2000

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